Exhibit 99.01

Chegg Reports Second Quarter 2014 Results

Digital Revenue Grows 54% year-over-year

SANTA CLARA, Calif., August 4, 2014 /PRNewswire/ — Chegg Inc., (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended June 30, 2014.

“We experienced strong second quarter results and made two transformative moves expected to accelerate Chegg’s transition to a pure digital business and provide better services to our students,” said Dan Rosensweig, chairman and CEO. “We acquired InstaEDU, a leading online, on-demand tutoring marketplace, while also forging a strategic alliance with the world’s largest book distributor, Ingram Content Group, to efficiently distribute textbooks to Chegg students and free up significant cash over the next six months.”

Q2 2014 Financial Highlights:

•	Revenue of $64.5 million, an increase of 15% compared to Q2 2013;

•	Digital Revenue grew 54% year-over-year to $18.7 million, or 29% of total revenues compared to 22% in Q2 2013;

•	Print Revenue of $45.8 million, an increase of 5% compared to Q2 2013;

•	GAAP Gross Profit was $25.9 million;

•	Non GAAP Gross Profit was $26.0 million;

•	Adjusted EBITDA was $1.6 million;

•	GAAP Net Loss was $(8.2) million, or $(0.10) per diluted share; and

•	Non-GAAP Net Loss was $(0.2) million, or $(0.00) per diluted share, excluding stock-based compensation of $8.5 million, amortization of intangible assets of $1.0 million, acquisition-related costs of $0.2 million and an acquisition-related income tax benefit of $1.6 million.

Q2 Business Highlights:

•	$60 million: the amount of money Chegg saved students and their families in Q2 2014;

•	64%: the year-over-year growth in the number of members using two or more Chegg services;

•	62%: the year-over-year growth in the number of digital services customers; and

•	18%: the growth in the number of mobile active users year-over-year.

Business Outlook:

Third Quarter 2014

•	Revenue in the range of $75 million to $80 million;

•	Digital Revenue in the range of $24 million to $28 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis of approximately 12%; and

•	Adjusted EBITDA in the range of $(22) million to $(18) million.

Our guidance ranges for fiscal 2014 would be unchanged, but we anticipate that the combined effect of our recent acquisitions of Campus Special and InstaEDU and our alliance with Ingram Content Group will reduce our profitability by $3 to $5 million in fiscal 2014. We anticipate the alliance with Ingram Content Group will reduce print revenue by $8 to $12 million, while the combination of these transactions will increase digital revenues by $8 to $10 million in fiscal 2014.

Fiscal Year 2014

•	Revenues in the range of $305 million to $315 million;

•	Digital Revenue in the range of $94 million and $98 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis to be approximately 29%;

•	Adjusted EBITDA in the range of $(18) million to $(14) million; and

•	Free Cash Flow between $5 million and $10 million.

Adjusted EBITDA guidance for the third quarter and fiscal year includes approximately $17.6 million and $74.5 million, respectively, for textbook depreciation, and excludes approximately $12.3 million and $40.0 million, respectively, for stock-based compensation; $1.7 million and $4.7 million, respectively, for amortization of intangible assets; $0.2 million and $0.7 million, respectively, for acquisition-related costs; and $0.0 and $1.6 million, respectively, for an acquisition related income tax benefit. It assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information

The Chegg Second Quarter teleconference and webcast is scheduled to begin at 2:00 p.m. Pacific Daylight Time on Monday, August 4, 2014. To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 2:00 p.m. Pacific Daylight Time (or 5:00 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Daylight Time August 4, 2014, until 11:59 p.m. Eastern Daylight Time August 11, 2014, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13586578. An audio archive of the call will also be available at http://investor.chegg.com.

A brief slide presentation providing an overview of the second quarter results and additional segment detail may be viewed at http://investor.chegg.com/events-and-presentations/event-calendar/default.aspx.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP net loss and diluted earnings per share and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude stock-based compensation expense, acquisition-related compensation costs, and other income (expense), net, which includes the revaluation of preferred stock warrants. Non-GAAP gross profit is defined as gross profit excluding stock-based compensation. Non-GAAP gross margin is non-GAAP gross profit divided by revenue. Non-GAAP net loss is defined as net loss excluding stock-based compensation, amortization of intangible assets, acquisition related compensation costs and an acquisition related income tax benefit. Non-GAAP diluted earnings per share is defined as non-GAAP net loss divided by weighted-average diluted shares outstanding. Free Cash Flow is defined as cash flow from operations plus net book investment, business acquisition and investment in property, plant and equipment. Chegg may consider whether significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding certain items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those regarding Chegg’s “Business Outlook” (“Third Quarter 2014” and “Fiscal Year 2014”), Chegg’s anticipated acceleration in its transition to a pure digital business and provision of better services to its students; Chegg’s expectation that its alliance with Ingram Content Group will efficiently distribute textbooks to Chegg students; Chegg’s expectation that significant cash will be freed up over the next six months; Chegg’s expected reduced profitability by $3 to $5 million in fiscal 2014 due to its recent acquisitions of Campus Special and InstaEDU and its alliance with Ingram Content Group; Chegg’s expected reductions in print revenue by $8 to $12 million; and Chegg’s expected increase in digital revenues by $8 to $10 million for fiscal 2014. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: challenges in integrating the Ingram Content Group strategic alliance; changes in Chegg’s addressable market; competition, including changes in the competitive environment, pricing changes, and increased competition; Chegg’s ability to build and expand its digital services offerings, including to develop new products and services and on a cost-effective basis and to integrate acquired businesses and assets; Chegg’s ability to attract new students, increase engagement and increase monetization; expenses that exceed expectations; the impact of seasonality on the business; and general economic and industry conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014, and could cause actual results to vary from expectations. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law.

CHEGG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for number of shares and par value )

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,783	$76,864
Short-term investments	28,430	37,071
Accounts receivable, net of allowance for doubtful accounts of $516 and $317 at June 30, 2014 and December 31, 2013, respectively	9,913	7,091
Prepaid expenses	3,652	2,134
Other current assets	1,774	1,149

Total current assets	74,552	124,309
Long-term investments	19,295	24,320
Textbook library, net	100,233	105,108
Property and equipment, net	18,933	18,964
Goodwill	86,685	49,545
Intangible assets, net	12,664	3,311
Other assets	2,160	1,814

Total assets	$314,522	$327,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,813	$4,078
Deferred revenue	24,175	22,804
Accrued liabilities	19,991	21,270

Total current liabilities	53,979	48,152
Long-term liabilities:
Other liabilities	5,187	4,979

Total long-term liabilities	5,187	4,979

Total liabilities	59,166	53,131

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value –10,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value – 400,000,000 shares authorized at June 30, 2014 and December 31, 2013, respectively; 83,644,883 and 81,708,202 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	84	82
Additional paid-in capital	494,364	479,279
Accumulated other comprehensive income (loss)	28	(6)
Accumulated deficit	(239,120)	(205,115)

Total stockholders’ equity	255,356	274,240

Total liabilities and stockholders’ equity	$314,522	$327,371

CHEGG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$64,492	$55,857	$138,885	$116,872
Cost of revenues (1)	38,596	29,607	104,081	79,061

Gross profit	25,896	26,250	34,804	37,811
Operating expenses:
Technology and development (1)	12,189	9,799	23,509	19,352
Sales and marketing (1)	14,817	8,674	29,844	22,422
General and administrative (1)	10,654	7,574	20,494	14,283
(Gain) loss on liquidation of textbooks	(2,122)	1,670	(3,800)	(609)

Total operating expenses	35,538	27,717	70,047	55,448

Loss from operations	(9,642)	(1,467)	(35,243)	(17,637)
Interest and other income (expense), net:
Interest expense, net	(127)	(1,183)	(188)	(2,356)
Other income (expense), net	156	(551)	276	(848)

Total interest and other income (expense), net	29	(1,734)	88	(3,204)

Loss before provision for (benefit from) income taxes	(9,613)	(3,201)	(35,155)	(20,841)
Provision for (benefit from) income taxes	(1,367)	152	(1,150)	337

Net loss	$(8,246)	$(3,353)	$(34,005)	$(21,178)

Net loss per share, basic and diluted	$(0.10)	$(0.27)	$(0.41)	$(1.72)

Weighted average shares used to compute net loss per share, basic and diluted	83,209	12,558	82,686	12,295

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$134	$142	$312	$296
Technology and development	2,635	1,730	5,017	3,344
Sales and marketing	2,263	450	3,595	1,499
General and administrative	3,449	1,559	6,487	2,892

	$8,481	$3,881	$15,411	$8,031

CHEGG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(34,005)	$(21,178)
Adjustments to reconcile net loss to net cash provided by operating activities:
Textbook library depreciation expense	38,130	30,817
Amortization of warrants and deferred loan costs	117	781
Other depreciation and amortization expense	4,544	5,628
Stock-based compensation expense	15,411	8,031
Provision for bad debts	197	77
Gain on liquidation of textbooks	(3,800)	(609)
Loss from write-off of textbooks	6,805	2,283
Deferred income taxes	(1,626)	—
Revaluation of preferred stock warrants	—	1,026
Realized gain on sale of securities	(18)	—
Change in assets and liabilities, net of effect of acquisitions of businesses:
Accounts receivable	(2,211)	(2,233)
Prepaid expenses and other current assets	(1,774)	(1,031)
Other assets	(470)	(2,563)
Accounts payable	2,988	(2,999)
Deferred revenue	1,241	3,648
Accrued liabilities	(2,803)	567
Other liabilities	(128)	240

Net cash provided by operating activities	22,598	22,485
Cash flows from investing activities
Purchases of textbooks	(52,781)	(42,226)
Proceeds from liquidation of textbooks	18,737	21,061
Purchase of marketable securities	(54,882)	—
Proceeds from maturities of marketable securities	29,600	—
Proceeds from sales of marketable securities	38,860	—
Purchases of property and equipment	(2,496)	(3,188)
Acquisition of businesses, net of cash acquired	(43,872)	—

Net cash used in investing activities	(66,834)	(24,353)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock plans	1,743	2,477
Payment of taxes related to net share settlement of RSUs	(3,588)	—

Net cash provided by (used in) financing activities	(1,845)	2,477

Net increase (decrease) in cash and cash equivalents	(46,081)	609
Cash and cash equivalents at beginning of period	76,864	21,030

Cash and cash equivalents at end of period	$30,783	$21,639

Supplemental cash flow data
Cash paid during the period for:
Interest paid	$31	$1,197

Income tax paid	$445	$341

Non-cash investing and financing activities
Accrued purchases of long-lived assets	$5,528	$3,938

Issuance of common stock warrants in connection with consulting services	$—	$130

Issuance of common stock in connection with acquisitions	$1,585	$—

CHEGG, INC.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(8,246)	$(3,353)	$(34,005)	$(21,178)
Interest expense, net	127	1,183	188	2,356
Provision (benefit) for income taxes	(1,367)	152	(1,150)	337
Textbook library depreciation expense	18,035	14,350	38,130	30,817
Other depreciation and amortization	2,509	2,704	4,544	5,628

EBITDA	11,058	15,036	7,707	17,960
Textbook library depreciation expense	(18,035)	(14,350)	(38,130)	(30,817)
Stock-based compensation expense	8,481	3,881	15,411	8,031
Other (income) expense, net	(156)	551	(276)	848
Acquisition related compensation costs	208	—	262	—

Adjusted EBITDA	$1,556	$5,118	$(15,026)	$(3,978)

CHEGG, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$64,492	$55,857	$138,885	$116,872
GAAP cost of revenues	(38,596)	(29,607)	(104,081)	(79,061)
Stock-based compensation expense	134	142	312	296

Non-GAAP gross profit	$26,030	$26,392	$35,116	$38,107

GAAP gross margin %	40.2%	47.0%	25.1%	32.4%
Non-GAAP gross margin %	40.4%	47.2%	25.3%	32.6%

GAAP operating expenses	$35,538	$27,717	$70,047	$55,448
Stock-based compensation expense	(8,347)	(3,739)	(15,099)	(7,735)
Amortization of intangible assets	(1,003)	(1,236)	(1,604)	(2,726)
Acquisition related compensation costs	(208)	—	(262)	—

Non-GAAP operating expenses	$25,980	$22,742	$53,082	$44,987

GAAP operating expenses as a percent of net revenues	55.1%	49.6%	50.4%	47.4%
Non-GAAP operating expenses as a percent of net revenues	40.3%	40.7%	38.2%	38.5%

GAAP operating loss	$(9,642)	$(1,467)	$(35,243)	$(17,637)
Stock-based compensation expense	8,481	3,881	15,411	8,031
Amortization of intangible assets	1,003	1,236	1,604	2,726
Acquisition related compensation costs	208	—	262	—

Non-GAAP operating income (loss)	$50	$3,650	$(17,966)	$(6,880)

GAAP net loss	$(8,246)	$(3,353)	$(34,005)	$(21,178)
Stock-based compensation expense	8,481	3,881	15,411	8,031
Amortization of intangible assets	1,003	1,236	1,604	2,726
Acquisition related compensation costs	208	—	262	—
Acquisition related income tax benefit	(1,626)	—	(1,626)	—

Non-GAAP net income (loss)	$(180)	$1,764	$(18,354)	$(10,421)

Non-GAAP net income (loss) per share, basic	$—	$0.14	$(0.22)	$(0.85)

Non-GAAP net income (loss) per share, diluted	$—	$0.03	$(0.22)	$(0.85)

Weighted average shares used to compute net loss per share, basic (GAAP & Non-GAAP)	83,209	12,558	82,686	12,295

Weighted average shares used to compute net loss per share, diluted (GAAP)	83,209	12,558	82,686	12,295
Adjustments	—	45,357	—	—

Weighted average shares used to compute net income (loss) per share, diluted (Non-GAAP)	83,209	57,915	82,686	12,295